UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

DELUXE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

MN	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3680 Victoria St. N. Shoreview, MN 55126-2966
(Address of principal executive offices and zip code)

(651) 483-7111
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 20, 2021, Deluxe Corporation, a Minnesota corporation (the “Company”), issued a press release announcing the pricing of $500 million aggregate principal amount of its senior unsecured notes due 2029 (the “Notes”). The Notes will pay interest semi-annually at a rate of 8.000% per annum. The Notes are being offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons in offshore transactions in reliance on Regulation S under the Securities Act (the “Offering”).

The Company intends to use the net proceeds from the Offering to fund a portion of the purchase price of its pending acquisition of FAPS Holdings, Inc. (the “FAPS Acquisition”). The FAPS Acquisition is expected to close in the second quarter of 2021, subject to customary closing conditions.

A copy of the press release announcing the pricing is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this Current Report on Form 8-K concerning the Company, the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations, the Company’s future financial condition and the Company’s ability to continue business activities in affected regions; the impact that further deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the Company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s checks, check-related products and services and business forms; risks that the Company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross profit; the risk that the proposed FAPS Acquisition and/or any other future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by one or more of the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the Company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The Company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2020 and in the Company’s Form 10-Q for the quarter ended March 31, 2021. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release, dated May 20, 2021, Deluxe Announces Pricing of Senior Notes Offering

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2021	DELUXE CORPORATION

	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	Chief Administrative Officer, Senior Vice President and General Counsel